UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2010
Ralcorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900
St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 877-7000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
New Credit Facility
On July 27, 2010, Ralcorp Holdings, Inc. (“Ralcorp”) entered into a $500 million Credit Agreement (the “2010 Credit Facility”) with a group of lenders for which JPMorgan Chase Bank, N.A., Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc. have served as lead arrangers. Initial borrowings under the 2010 Credit Facility have been used by Ralcorp to pay a portion of the purchase price under its tender offer (the “Tender Offer”) for the shares of American Italian Pasta Company (“AIPC”), which expired on July 22, 2010.
The 2010 Credit Facility provides for an aggregate of $300 million to be available on a revolving basis until the maturity date, which will be July 27, 2015. Under the 2010 Credit Facility, the lenders immediately advanced $300 million to Ralcorp in the form of revolving credit loans as well as an additional $200 million term loan which will be repaid in quarterly installments of principal over the term of the 2010 Credit Facility. Ralcorp has the right to request up to an additional $150 million in revolving credit or term loan commitments under the 2010 Credit Facility. None of the lenders would be required to provide such additional commitments.
Ralcorp’s obligations under the 2010 Credit Facility are unconditionally guaranteed by each of its existing and subsequently acquired or organized domestic subsidiaries that is required to guarantee its obligations under the Company’s $400 million Credit Agreement dated as of July 18, 2008, as amended (the “2008 Credit Facility”). The 2010 Credit Facility will be secured by the same collateral which secures the 2008 Credit Facility.
Borrowings under the 2010 Credit Facility bear interest at LIBOR or, at Ralcorp’s option, an Alternate Base Rate, plus a margin, ranging from 2.00% to 2.75% for LIBOR-based loans and from 1.00% to 1.75% for Alternate Base Rate-based loans, depending upon Ralcorp’s leverage ratio. The 2010 Credit Facility contain covenants that limit Ralcorp’s ability and the ability of Ralcorp’s subsidiaries to, among other things: (i) cause Ralcorp’s leverage ratio to exceed 3.75 to 1, (ii) cause Ralcorp’s interest coverage ratio to fall below 3 to 1, (iii) sell assets, including the stock of its subsidiaries, (iv) create certain liens, (v) engage in transactions with affiliates, (vi) merge or consolidate with other entities or (vii) incur additional indebtedness. These covenants and the others contained in the definitive documentation with respect to the 2010 Credit Facility are subject to important exceptions and qualifications set forth in such documentation.

The 2010 Credit Facility provides for customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay, or acceleration of, certain other material indebtedness and certain events of bankruptcy and insolvency. Upon the occurrence of an event of default, the administrative agent may, and at the request of 51% in principal amount of lender commitments under the 2010 Credit Facility shall cause the maturity of the loans thereunder to be accelerated. Certain events of bankruptcy and insolvency will cause the maturity of the loans made pursuant to the 2010 Credit Facility to be accelerated automatically.
The description of the 2010 Credit Facility is qualified in its entirety by reference to the form of the agreement which appears as Exhibit 10.1 hereto, which is incorporated into this Item by reference.
Issuance of $450 Million Notes Due 2020 and 2039
On July 26, 2010, Ralcorp issued an aggregate of $450 million of its notes in an underwritten public offering, consisting of $300 million in aggregate principal amount of its 4.950% Notes due 2020 (the “2020 Notes”) and $150 million in aggregate principal amount of its 6.625% Notes due 2039 (the “2039 Notes” and, together with the 2020 Notes, the “Notes”). Proceeds of the Notes were applied by Ralcorp to pay a portion of the purchase price under the Tender Offer.
Interest on the 2020 Notes will be payable semiannually in arrears on February 15 and August 15, commencing on February 15, 2011, at a rate of 4.950% per annum, and will accrue from the date of issuance. Interest on the 2039 Notes will be payable semiannually in arrears on February 15 and August 15, commencing on August 15, 2010, at a rate of 6.625% per annum, and will accrue from February 15, 2010. The 2020 Notes will mature on August 15, 2020 and the 2039 Notes will mature on August 15, 2039.
Ralcorp has the right to redeem some or all of the Notes at any time and from time to time at “make-whole” redemption prices. The redemption price for the Notes to be redeemed on any redemption date will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the applicable Treasury Rate (as defined in the Second Supplemental Indenture referred to below), as determined by the applicable Reference Treasury Dealer (as defined in the Second Supplemental Indenture), plus (x) with respect to the 2020 Notes, 30 basis points and (y) with respect to the 2039 Notes, 35 basis points; plus, in each case, accrued and unpaid interest on the Notes to the redemption date.

If Ralcorp experiences a Change of Control Triggering Event (as defined in the Second Supplemental Indenture), it will be required to offer to purchase the Notes from holders at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest, if any.
The Notes and the related guarantees will constitute senior indebtedness and will rank equally with Ralcorp’s other senior indebtedness from time to time outstanding and will be secured by a pledge of 65% of the capital stock of certain of its material foreign subsidiaries on an equal and ratable basis with its credit facilities and other outstanding notes to the extent that its credit facilities or such notes remain so secured. All of Ralcorp’s existing and future subsidiaries that are guarantors under its credit agreements or other indebtedness for borrowed money will unconditionally guarantee payment of the Notes for so long as they remain guarantors under such other indebtedness.
This description of the Notes is qualified in its entirety by reference to the forms of the Notes which appear as Exhibits 4.1 and 4.2, which are incorporated into this Item by reference.
Certain of the lenders under the 2010 Credit Facility and the underwriters in the offering of Notes, and their affiliates, have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking and other related services for Ralcorp and its affiliates in the ordinary course of business, for which they have received or will receive customary compensation.
Indenture and Second Supplemental Indenture
The 2039 Notes were issued under the Indenture, dated as of August 14, 2009, among Ralcorp, certain of its subsidiaries, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, under which Ralcorp issued its outstanding 6.625% Notes due 2039 (the “existing 2039 Notes”) on August 14, 2009, and under the related Supplemental Indenture, as described in Ralcorp’s Current Report on Form 8-K filed August 17, 2009. The 2039 Notes will constitute “Additional Notes” under that indenture and be treated as a single series with the existing 2039 Notes. The 2020 Notes will be a separate series of debt securities under the indenture and under the Second Supplemental Indenture, dated as of July 26, 2010 (the “Second Supplemental Indenture”), the form of which appears as Exhibit 4.5 hereto and which is incorporated herein by reference.
The Indentures include covenants that limit the ability of the Ralcorp and its material subsidiaries to, among other things: incur secured debt, enter into sale and lease-back transactions and consolidate, merge or transfer substantially all the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.
The Indentures provide for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indentures, payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.
Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously announced on July 23, 2010, the offer (the “Offer”) by Excelsior Acquisition Co., a Delaware corporation and wholly owned subsidiary of Ralcorp (“Purchaser”), to purchase all of the outstanding shares of Class A Convertible Common Stock, par value $0.001 per share (the “Shares”), of AIPC at a price of $53.00 per Share, in cash, without interest and subject to any required withholding taxes, had expired at 12:00 midnight, New York City Time, on July 22, 2010 (the “Expiration Date”) and that the depositary for the Offer had advised Ralcorp and AIPC that 18,599,898 Shares had been validly tendered and not withdrawn pursuant to the Offer (excluding 1,316,889 Shares subject to guaranteed delivery procedures). The Offer was not extended. All shares validly tendered in the Offer and not properly withdrawn have been accepted for payment, and Purchaser will pay for all such shares promptly. The Offer was made pursuant to the Agreement and Plan of Merger, dated as of June 20, 2010, as amended on July 15, 2010, by and among Ralcorp, Purchaser and AIPC (the “Merger Agreement”).
On July 27, 2010, as a result of the delivery of substantially all of the Shares that had been subject to guaranteed delivery procedures, Purchaser became the owner of more than 90% of the outstanding Shares and Ralcorp effected a “short-form” merger, pursuant to which Purchaser merged with and into AIPC (the “Merger”) in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with AIPC continuing as the surviving corporation and a wholly owned subsidiary of Ralcorp (the “Surviving Corporation”). Pursuant to the Merger Agreement, at the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by Ralcorp, Purchaser or AIPC or any of their respective subsidiaries and Shares held by stockholders who properly exercise appraisal rights under the DGCL) were converted into the right to receive $53.00 per Share, in cash, without interest and subject to any required withholding taxes (the “Merger Consideration”).
Pursuant to the AIPC’s 2000 Equity Incentive Plan (as amended, the “2000 Equity Plan”), AIPC has granted Awards of (i) options to purchase Shares (each, an “AIPC Stock Option”), (ii) restricted Shares (each, an “AIPC Restricted Share”), and (iii) stock appreciation rights entitling the holder thereof the right to receive Shares (each, an “AIPC Stock Appreciation Right”).
Pursuant to and in accordance with the Merger Agreement, at or immediately prior to the Effective Time:
(1)	each outstanding AIPC Stock Option, whether or not exercisable or vested, was canceled in exchange for an amount in cash determined by multiplying (i) the excess, if any, of the outstanding Merger Consideration over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all AIPC Stock Options) had such holder exercised such AIPC Stock Option in full immediately prior to the Effective Time;

(2)	each outstanding AIPC Restricted Share vested and became free of such other lapsing restrictions and was canceled and converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement; and
(3)	each outstanding AIPC Stock Appreciation Right, whether or not exercisable or vested, was canceled and converted into the right to receive an amount of cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such right by (ii) the number of Shares subject to such AIPC Stock Appreciation Right (assuming full vesting of all AIPC Stock Appreciation Rights).
The total amount of cash consideration payable to holders of AIPC Stock Options, AIPC Restricted Shares and AIPC Stock Appreciation Rights in connection with the consummation of the Merger is approximately $52.5 million.
The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $1.2 billion. Ralcorp provided Purchaser with sufficient funds to satisfy these obligations using cash on hand, borrowings under the 2008 Credit Facility and 2010 Credit Facility and proceeds from its issuance of $450 million of Notes, as described in Item 1.01 above.
The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by Ralcorp as Exhibit 2.1 to its Current Report on Form 8-K filed on June 21, 2010 and as Exhibit 2.1 to its Current Report on Form 8-K filed on July 16, 2010, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information provided above in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 7.01.   Regulation FD.
On July 27, 2010, Ralcorp issued a press release announcing that it had completed its acquisition of AIPC. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 8.01.   Other Events.
The Notes described in Item 1.01 above were offered pursuant to an Underwriting Agreement, dated July 21, 2010, among Ralcorp and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters referred to therein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger dated as of June 20, 2010, by and among American Italian Pasta Company, a Delaware corporation, Ralcorp Holdings, Inc., a Missouri corporation, and Excelsior Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Ralcorp Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on June 21, 2010).

2.2	Amendment to Agreement and Plan of Merger dated as of July 15, 2010, by and among American Italian Pasta Company, a Delaware corporation, Ralcorp Holdings, Inc., a Missouri corporation, and Excelsior Acquisition Co., a Delaware corporation and an indirect wholly owned subsidiary of Ralcorp Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on July 16, 2010).

4.1	Form of 4.950% Notes due 2020.

4.2	Form of 6.625% Notes due 2039.

Exhibit
Number	Description
4.3	Indenture, dated as of August 14, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on August 17, 2009).

4.4	Supplemental Indenture, dated as of August 14, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on August 17, 2009).

4.5	Second Supplemental Indenture, dated as of July 26, 2010, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

10.1	Credit Agreement dated as of July 27, 2010, among Ralcorp and the lenders referred to therein.

99.1	Press Release, dated July 27, 2010, issued by Ralcorp Holdings, Inc.

99.2	Audited Consolidated Financial Statements of American Italian Pasta Company, including the consolidated balance sheet as of October 2, 2009 and the consolidated statement of operations, statement of stockholders’ equity and comprehensive income and statement of cash flows for the 53-week year ended October 2, 2009, with the report of the independent registered public accounting firm (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on July 21, 2010).

99.3	Unaudited Condensed Consolidated Financial Statements of American Italian Pasta Company, including the unaudited condensed consolidated balance sheet as of April 2, 2010, the unaudited condensed consolidated statements of operations for the thirteen weeks and twenty-six weeks ended April 2, 2010, and the unaudited condensed consolidated statements of cash flows for the twenty-six weeks ended April 2, 2010 (incorporated herein by reference to Exhibit 99.3 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on July 21, 2010).

99.4	Unaudited Pro Forma Condensed Combined Financial Statements of Ralcorp Holdings, Inc., including the unaudited pro forma condensed combined balance sheet as of March 31, 2010 and the unaudited pro forma condensed combined statements of earnings for the year ended September 30, 2009 and the six months ended March 31, 2010 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on July 21, 2010).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
Date: July 28, 2010	By:	/s/ T. G. Granneman
T. G. Granneman
Corporate Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of June 20, 2010, by and among American Italian Pasta Company, a Delaware corporation, Ralcorp Holdings, Inc., a Missouri corporation, and Excelsior Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Ralcorp Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on June 21, 2010).

2.2	Amendment to Agreement and Plan of Merger dated as of July 15, 2010, by and among American Italian Pasta Company, a Delaware corporation, Ralcorp Holdings, Inc., a Missouri corporation, and Excelsior Acquisition Co., a Delaware corporation and an indirect wholly owned subsidiary of Ralcorp Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on July 16, 2010).

4.1	Form of 4.950% Notes due 2020.

4.2	Form of 6.625% Notes due 2039.

4.3	Indenture, dated as of August 14, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on August 17, 2009).

4.4	Supplemental Indenture, dated as of August 14, 2009, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on August 17, 2009).

4.5	Second Supplemental Indenture, dated as of July 26, 2010, by and among Ralcorp Holdings, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

10.1	Credit Agreement, dated as of July 27, 2010, among Ralcorp and the lenders referred to therein.

99.1	Press Release, dated July 27, 2010, issued by Ralcorp Holdings, Inc.

99.2	Audited Consolidated Financial Statements of American Italian Pasta Company, including the consolidated balance sheet as of October 2, 2009 and the consolidated statement of operations, statement of stockholders’ equity and comprehensive income and statement of cash flows for the 53-week year ended October 2, 2009, with the report of the independent registered public accounting firm (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on July 21, 2010).

99.3	Unaudited Condensed Consolidated Financial Statements of American Italian Pasta Company, including the unaudited condensed consolidated balance sheet as of April 2, 2010, the unaudited condensed consolidated statements of operations for the thirteen weeks and twenty-six weeks ended April 2, 2010, and the unaudited condensed consolidated statements of cash flows for the twenty-six weeks ended April 2, 2010 (incorporated herein by reference to Exhibit 99.3 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on July 21, 2010).

99.4	Unaudited Pro Forma Condensed Combined Financial Statements of Ralcorp Holdings, Inc., including the unaudited pro forma condensed combined balance sheet as of March 31, 2010 and the unaudited pro forma condensed combined statements of earnings for the year ended September 30, 2009 and the six months ended March 31, 2010 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Ralcorp Holdings, Inc. on July 21, 2010).